                                                           Exhibit No. EX-99.p.9

WELLS CAPITAL MANAGEMENT

                                 CODE OF ETHICS
                   POLICY ON PERSONAL SECURITIES TRANSACTIONS
                                       AND
                                 INSIDER TRADING

                                 o Be ethical
                                 o Act Professionally
                                 o Improve competency
                                 o Exercise Independent Judgment

                                  Version 4.05

   V.1 INVESTMENT ADVISERS ACT OF 1940 AND

I INTRODUCTION

I.1 Code of Ethics

Wells Capital Management (Wells Capital),  as a registered  investment  adviser,
has  an  obligation  to  maintain  a  policy   governing   personal   securities
transactions  and insider  trading by its officers and  employees.  This Code of
Ethics  and  Policy on  Personal  Securities  Transactions  and  Insider  Trader
("Code") is adopted under Rule 17j-1 of the  Investment  Company Act and Section
204A-1 of the  Investment  Advisers  Act.  This Code  outlines  the policies and procedures  for  such  activities  based  on the  recognition  that a  fiduciary relationship  exists  between Wells Capital and its clients.  All  references in this Code to employees,  officers, directors,  accounts, departments and clients refer to those of Wells Capital.

In addition to the Code,  please refer to the policies  outlined in the Handbook for Wells Fargo Team  Members  and the Wells Fargo Code of Conduct and  Business
Ethics applicable to all Wells Fargo employees.

Acknowledgement of, and compliance with, this Code is a condition of employment.
A copy of the Code and  applicable  forms  are  available  on Wells  Capital  `s intranet site: capzone.wellsfargo.com.

As an employee, you must-
     o Be ethical
     o Act professionally
     o Improve competency
     o Exercise independent judgment

To avoid conflicts of interest, Wells Capital employees,  officers and directors are required to disclose to Compliance Group all pertinent  information  related
to  brokerage  accounts,  outside  business  activities,   gifts  received  from
clients/vendors and other Code related information.

I.2 "Access Persons"

For  purposes of this Code,  all  employees,  officers  and  directors  of Wells
Capital (including independent contractors,  when appropriate) are considered to be "Access  Persons" and subject as a result to the policies and  procedures set out in this Code. The list of Access Persons will be updated each quarter.

I.3 "Beneficial Ownership"

Personal  securities  transaction reports must include all accounts in which you have a beneficial  interest and over which you exert direct or indirect control, including -

o    accounts of immediate family members in the same household; and
o    any other  account,  including  but not limited to those of  relatives  and friends, over which you exercise investment discretion.

Direct and indirect control and beneficial  interest may be further construed to include accounts for which an Access Person is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact.

II PENALTIES

II.1 Violations of the Code

The firm's Chief Compliance  Officer will report  violations of the Code monthly to the  President.  Each  Access  Person  must  immediately  report to the Chief
Compliance Officer any known or reasonably  suspected violations of this Code of which he or she becomes aware.

II.2 Penalties

Penalties  for  violation  of this  Code may be  imposed  on Access  Persons  as follows:

o Minor Offenses -

     -    First minor offense - Verbal warning;

     -    Second minor offense - Written notice;

     -    Third  minor  offense -  $1,000.00  fine to be  donated  to the Access
          Person's or charity of choice*.

Minor offenses  include the following:  failure or late submissions of quarterly
trade  reports  and  signed   acknowledgments   of  Code  of  Ethics  forms  and
certifications,   failure  to  request  trade  pre-clearance,   and  conflicting
pre-clear request dates versus actual trade dates.

o Substantive Offenses -
     -    First substantive offense - Written notice;
     -    Second  substantive  offense  -  $1,000  or  disgorgement  of  profits
          (whichever is greater) to be donated to the Access Person's charity of choice*;
     -    Third  substantive  offense - $5000  fine or  disgorgement  of profits
          (whichever is greater) to be donated to the Access Person's charity of choice* or termination of employment and/or referral to authorities.

Substantive  offenses  include  the  following:  unauthorized  purchase/sale  of restricted  securities  outlined in the Code,  violations of seven-day blackouts and short-term trading for profit (60-day rule).

The number of offenses is  determined  by the  cumulative  count over a 12 month period.

o Serious Offenses -
     A Fund Manager  trading with insider  information  and/or "front running" a client or fund that he/she manages is considered a "serious offense". Wells
     Capital  will  take  appropriate  steps  that may  include  termination  of employment and referral to governmental authorities for prosecution.

Wells  Capital may deviate  from the  penalties  listed in the Code where senior management determines that a more or less severe penalty is appropriate based on the specific  circumstances  of that case.  Any  deviations  from the  penalties listed in the Code, and the reasons for such deviations,  will be documented and maintained in the Code of Ethics files.

* The fines  will be made  payable  to the  Access  Person's  charity  of choice
(reasonably  acceptable to Wells Fargo) and turned over to Wells Capital,  which in turn will mail the donation check on behalf of the Access Person.

II.3 Dismissal and /or Referral to Authorities

Repeated  violations  of the  Code may  result  in  dismissal.  In  addition,  a violation of the law, such as fraud or insider trading, will result in immediate dismissal and referral to authorities.

The firm's Chief Compliance Officer will report all Code violations to the Wells
Fargo Funds Boards of Trustees quarterly.

III EMPLOYEE TRADE PROCEDURES

III.1 Pre-clearance

o    All Access Persons in the firm must their pre-clear  personal  transactions in the securities specified in Section III.5.
o    All pre-clearance  requests (requests for prior approval) must be submitted via electronic  mail to WELLSCAP RISK MGT in the Global Address List.  This will allow  anyone in the  Compliance  group to  pre-clear  requests at all times.  Responses will be sent back via electronic mail. Exceptions will be made only for  telephone  requests  from Access  Persons who are out of the office on business or on vacation.  It is the  responsibility of the Access
     Person to ensure that Compliance  receives  pre-clearance  requests.  If it appears  that E-mail is down,  please  contact  anyone from the  Compliance group directly.
o    At a minimum,  indicate the  following  information  on your  pre-clearance request -
     (a)  Transaction Type: BUY or SELL
     (b)  Security Name (include  coupon rate and maturity date for fixed income securities) and Ticker or CUSIP
     (c)  Security Type: Common Stock, Options, or Bonds
     (d)  # of Shares and Account Number

o    Telephone requests from beneficial account holders outside the firm will be accepted.  Responses to requests will be forwarded to the Access Person via electronic mail.
o    Requests may be submitted  from 7:00 am (Pacific)  until an hour before the market closes for the day.  Barring any problems with systems access (i.e.,
     SEI,  Advent/Moxy),  responses  will be made no later  than  one hour  from receipt of the request.
o    Pre-cleared trades are valid for same day trades only. No exceptions.
o    Pre-clearance  does not eliminate the  possibility of a potential  conflict appearing after the execution of an employee trade. Trades will be screened for blackout violations and other conflicts, but quarter end review of each personal trade may reveal  conflicts  which the  pre-clearance  process was unable to detect.
o    The  use  of the  electronic  mail  system  ensures  that  each  report  is date-stamped,  and it is the responsibility of each Access Person to ensure that the report has been received by Wells Capital Compliance.

CERTAIN PERSONAL SECURITIES  TRANSACTIONS SHOULD BE REPORTED WHETHER PRE-CLEARED
OR NOT (SEE SECTION III.5 FOR
DETAILS).

III.2 Trade Reports

o    Quarterly Trade Reports which list personal securities transactions for the quarter  must be  submitted  by Access  Persons  no later than the 30th day after the end of each calendar  quarter.  This 30-day deadline is a federal requirement and includes weekends and holidays.  If the 30th day falls on a weekend  or a  holiday,  the  report is due the  business  day  immediately preceding this deadline.
o    Quarterly  Trade Reports must be submitted using the Quarterly Trade Report form to Wells Capital  Compliance,  either via email (to Wellscap Risk Mgt)
     or via MAC  (A0103-101).  If there are no  activities  for the  quarter,  a report indicating such is still required to be submitted.
o    Wells Capital  requires  duplicate copies of trades confirms and monthly or quarterly  brokerage account  statements to be forwarded to Compliance.  If your broker is unable to directly  send  duplicate  copies,  please  inform
     Compliance  in  writing.  Use the Request for  Duplicate  Confirms  form to
     submit  your  request  to  your  brokers   (with  a  cc  to  Wells  Capital
     Compliance).
o    When opening or closing  brokerage  accounts,  please notify  Compliance in writing (quarterly) by using the Acknowledgment of Brokerage Accounts form.

Forms relating to the Code of Ethics are available in Wellscap's  intranet site:
capzone.wellsfargo.com.

III.3 Personal Securities Transactions - Equity Fund Managers

In addition to  pre-clearance  by the Compliance  Group,  prior approval must be obtained from the Chief Compliance Officer if an equity Fund Manager requests to sell a security in his/her personal account when:

o    The same  security is held in the equity  fund that is directly  managed by the Fund Manager; or

o    The Fund  Manager is  purchasing  the same  security for an equity fund for which he/she makes investment decisions.

Wells Capital  Compliance will review  pre-clearance  requests for purchases and sales of securities  that are common between  personal  holdings and equity fund holdings  directly  managed by the Fund  Manager.  Pre-clearance  trades will be screened for blackout violations,  front-running,  other  conflicts/trends,  and quarter-end review of any 60-day rule violations.

III.4 Post-review

Wells Capital Compliance will match any broker  confirms/statements  received to pre-clearance  requests.  Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

Access Person transactions will also be screened for the following:
o    Same day trades:  Transaction  occurring on the same day as the purchase or sale of the same security in a managed account.
o    7-day Blackout period:  Transaction up to and including seven calendar days before and after the purchase and/or sale of the same security in a managed account as described in Sec IV.3 of the Code (For non-S&P500 securities).
o    Short-term  trading  profits:  The  purchase  and sale,  and short sale and purchase of the same security (including Wells Fargo mutual funds and other mutual funds  subadvised by Wells  Capital;  excluding  money market funds)
     within 60 days resulting in a net profit.  Access  persons are  responsible for ensuring  that the 60- day rule is observed when sale requests are made for securities previously purchased, or vice versa.

Other potential  conflicts:  Certain transactions may also be deemed in conflict with the Code and will  warrant  additional  review,  depending on the facts and circumstances of the transaction.

III.5 Pre-Clearance and Reporting Requirements

The table below indicates pre-clearance and reporting requirements. Requirements for all other security type transactions must be checked with Compliance.

Security Type                    Pre-Clearance                Qtrly Reporting

Equity transactions (1)          Yes                          Yes
Fixed Inc transactions           Yes                          Yes
Wells Fargo stock(4)             No                           Yes
Open-end non-proprietary
MF                               No                           No
Wells Fargo MF and
MFsub-advised by
Wells Capital (2)                No                           Yes
Close-end MF                     Yes                          Yes
Exchged traded index fd          No                           No
US Tsy/Agencies                  No                           No
Short term/cash equiv.           No                           No
SPP/DRIPs                        No                           Yes
Employee 401K (3)                No                           Yes
Private funds managed
by Wells Cap                     No                           Yes

(1) Including options.
(2) Reporting excludes money market funds.
(3) Requires only reporting changes in investment options
(4) Excluding 401K plans.

III.6 Confidentiality

All  reports  of  personal  securities  transactions,  holdings  and  any  other information  filed  pursuant to this Code will be kept  CONFIDENTIAL,  provided, however that such  information  is also subject to review by  appropriate  Wells
Capital personnel  (Compliance and/or Senior Management) and legal counsel. Such information  will also be provided to the  Securities  and  Exchange  Commission
("SEC") or other government  authority when properly  requested or pursuant to a court order.

III.7 Acknowledgement of Brokerage Accounts

All Access  Persons are required to submit a list of all  brokerage  accounts as required  by the Code at the time of  hire.  In  addition,  Access  Persons  are
responsible   for  ensuring  that  any  newly  opened  or  closed  accounts  are communicated  to Compliance by the end of the quarter.  For reporting  purposes, complete the Acknowledgment of Brokerage Accounts form.

III.8 Initial and Annual Holdings Report

All Access  Persons  are  required  to report all  activity  in their  brokerage accounts and a statement of holdings  (subject to Code  requirements)  within 10 days of initial employment and annually. A broker statement will suffice in lieu of  a  separate  initial  or  annual  holdings  report.  The  Access  Person  is responsible for ensuring that Compliance receives duplicate copies of statements and/or confirms if those are sent directly by the brokers.

IV RESTRICTIONS

The following are Wells Capital's restrictions on personal trading:

IV.1 Restricted Securities

Restricted Securities

------------------------------------ ----------------------------- ----------------------------------
        Security Type                        Purchase                           Sale
------------------------------------ ----------------------------- ----------------------------------
------------------------------------ ----------------------------- ----------------------------------
A.  S&P 500 stocks                   PERMITTED                     PERMITTED, subject to the
                                     - Subject to same day         following:
                                       blackout during execution   - One-day blackout during
                                       of client trades (except      execution of client trades
                                       index program trades).        (except program trades).
                                       Must pre-clear.               Must pre-clear.
                                                                   - For equity fund manager,
                                                                     approval is required.
                                                                     Refer to Section III.3.
------------------------------------ ----------------------------- ----------------------------------
------------------------------------ ----------------------------- ----------------------------------
B. Any security not included         PERMITTED                     PERMITTED, subject to the
     in the S&P above                - Subject to pre-clearance    following:
                                       Requirements.               - Pre-clearance requirements.
                                                                   - For equity fund manager,
                                                                     approval is required.
                                                                     Refer to Section III.3.
------------------------------------ ----------------------------- ----------------------------------
------------------------------------ ----------------------------- ----------------------------------
C. Automatic investment              PERMITTED                     PERMITTED
     programs or direct stock        - Subject to Code of Ethics   - Subject to Code of Ethics
     purchase plans                    reporting requirements        pre-clearance requirements
------------------------------------ ----------------------------- ----------------------------------
------------------------------------ ----------------------------- ----------------------------------
D. Initial Public Offerings          PROHIBITED                    PERMITTED, only
     (IPOs) (An IPO is                                             - If security held prior to Wells
     corporation's first offering of                                 Capital employment and/or
     a security representing                                         version 9.99 of the Code, sales
     shares of the company to the                                    subject to pre-clearance
     public                                                          requirements.
------------------------------------ ----------------------------- ----------------------------------
------------------------------------ ----------------------------- ----------------------------------
E. Private Placements                - Private placements issued   - Private placements issued
    (A private placement is an         by a client are prohibited.   by a client are prohibited.
    offer or sale of any security      All other private             All other private
    by a brokerage firm not            placements must be            placements must be
    involving a public offering,       approved and reviewed by      approved and reviewed by
    for example, a venture capital     Compliance and the Chief      Compliance and the Chief
    deal)                              Investment Officer/           Investment Officer/
                                       President.                    President.
------------------------------------ ----------------------------- ----------------------------------
------------------------------------ ----------------------------- ----------------------------------
G. Options (other than               PROHIBITED                    PROHIBITED
     employee stock options),
     puts, calls, short sales,
     futures contracts or other
     similar transactions
     involving securities issued
     by Wells Fargo & Company
------------------------------------ ------------------------------ ---------------------------------

IV.2 Short-Term Trading Profits (60 Day Trading Rule)

The  purchase  and  sale,  and the  sale  and  purchase,  of the  same  security
(including  Wells Fargo mutual funds and other mutual funds  subadvised by Wells
Capital;  excluding  money market funds) within 60 calendar days and at a profit are PROHIBITED.

o    This restriction applies without regard to tax lot considerations;
o    Exercised  options  are not  restricted,  however,  purchases  and sales of options occurring within 60 days resulting in profits are PROHIBITED;
o    Exceptions   require  advance  written   approval  from  the  firm's  Chief
     Compliance Officer (or designee).

Profits from any sale before the 60-day period expires may require disgorgement.
Please refer to "Penalties", section II of this Code, for additional details.

IV.3 Blackout Periods

For securities in the S&P 500 stocks, a one-day firm-wide blackout will apply if the  issue is being  traded  on  behalf  of a client  at the time the  pre-clear request is made. The blackout will not apply to trades of securities held within the Wells Capital-managed Index funds.

All other issues are subject to a seven-day  firm-wide blackout period if traded on behalf of Wells Capital-managed funds (Mutual funds, DIFs, Collectives).

Blackout periods apply to both buy and sell transactions.

IV.4 Insider Trading

Wells  Capital  considers   information  material  if  there  is  a  substantial
likelihood that a reasonable shareholder would consider it important in deciding how  to  act.  Information  is  considered  non-public  when  it  has  not  been disseminated in a manner making it available to investors generally. Information becomes public once it is publicly  disseminated;  limited  disclosure  does not make the information public (e.g., disclosure by an insider to a select group of persons).

The law  generally  defines  insider  trading  as the  buying  or  selling  of a security,  in  breach  of  fiduciary  duty or other  relationship  of trust  and confidence,  while in possession of material,  non-public  information.  Insider trading is a  violation  of federal  securities  laws,  punishable  by a maximum prison  term of 10 years and fines of up to $1 million  for the  individual  and
$2.5 million for the firm.

Tipping of material,  non-public  information  is  PROHIBITED.  An Access Person cannot trade,  either personally or on behalf of others,  while in possession of such information.

Front-running/scalping  involves trading on the basis of non-public  information regarding impending market transactions.

o    Trading ahead of, or  "front-running,"  a client or Wells Fargo mutual fund order in the same security; or
o    Taking a position  in stock  index  futures or options  contracts  prior to buying or selling a block or securities for a client or proprietary  mutual fund account (i.e., self-front running).

Scalping occurs when an Access Person purchases shares of a security for his/her own account  shortly before  recommending  or buying that security for long-term investment  to a client and then  immediately  selling the shares at profit upon the rise in the market price following execution of the recommendation.

IV.5 Market Timing

Wells Capital  Management  prohibits  late trading and does not engage in market timing when trading in mutual fund shares on behalf of its clients.

IV.6 Independent Research

Wells Capital research analysts perform  independent  credit analysis of issuers and  submit the  approved  issuers to the Credit  Committee  for  approval.  The approved  list of  securities  is  available  for all Fund  Managers  for  their determination of suitability on investments for accounts they manage.

Compensation of Wells Capital's research analysts is not tied to any business or revenue generated by Wells Capital.

IV.7 Gifts and Hospitality

Wells Capital,  as a policy,  follows Wells Fargo Bank's policy  regarding gifts and hospitality. Please refer to WFB Employee Handbook for requirements.

IV.8 Directorships and Other Outside Employment

Wells Capital,  as a policy,  follows Wells Fargo & Company's  policy  regarding directorships  and other  outside  employment.  Please refer to the Handbook for
Wells Fargo Team Members.

IV.9 Purchases and Sales of Securities Issued by Wells Fargo

Wells Capital follows Wells Fargo & Company's policy regarding securities issued by Wells Fargo & Company.  No pre-clearance is required for securities issued by
Wells Fargo & Company;  however,  quarterly  reporting of purchases and sales of such securities is required.

Investments in Wells Fargo options (other than employee  stock  options),  puts, calls, short sales,  futures contracts or other similar  transactions  involving securities issued by Wells Fargo & Company are prohibited.

IV.10 Wells Fargo Mutual Funds

Mutual Fund Holdings

Access Persons are required to report Wells Fargo mutual fund holdings and other mutual funds subadvised by Wells Capital.

Mutual Fund Transactions
On a quarterly  basis,  Access  Persons are required to report any  purchases or sales of Wells Fargo mutual funds and other  mutual  funds  subadvised  by Wells
Capital. Money market funds are excluded from quarterly reporting.

Employee 401K Plans

Access  Persons are required to report  investment  option changes for their own and spouse 401K plans.

60 Days Holding Period

Access  Persons are  required to hold Wells Fargo  mutual funds and other mutual funds subadvised by Wells Capital for 60 days. Money market funds are excluded.

V REGULATORY REQUIREMENTS

V.1 Investment Advisers Act of 1940 and Investment Company Act of 1940

The SEC  considers it a violation  of general  antifraud  provisions  of federal securities  laws  whenever  an  adviser,  such  as  Wells  Capital,  engages  in
fraudulent,   deceptive   or   manipulative   conduct.   As  a  fiduciary   with
responsibility  for client  assets,  Wells  Capital  cannot engage in activities which would  result in conflicts of  interests  (for  example,  "front-running,"
scalping, or favoring proprietary accounts over those of the clients').

V.2 Regulatory Censures

The  SEC  can  censure,  place  limitations  on the  activities,  functions,  or operations of, suspend for a period not exceeding twelve months,  or even revoke the registration of any investment adviser based on a:

-    Failure  reasonably to supervise,  with a view to preventing  violations of the provisions of the federal  securities laws, an employee or a supervised person who commits such a violation.
-    However, no supervisor or manager shall be deemed to have failed reasonably to supervise any person, if
     (a)  there have been established procedures, and a system for applying such procedures,  which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person and
     (b)  such  supervisor or manager has  reasonably  discharged the duties and obligations  incumbent  upon him/her by reason of such  procedures and systems without  reasonable  cause to believe that such procedures and system were not being complied with.

VI ACKNOWLEDGMENT AND CERTIFICATION

I certify that I have received, read, understood and recognize that I am subject to Wells Capital  Management's Code of Ethics and Policy on Personal  Securities
Transactions  and  Insider  Trading.  This Code is in  addition to Wells Fargo &
Company's policy on Business Conduct and Ethics applicable to all employees,  as outlined in the Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required  by the Code and have  complied  with  all  requirements  of the  Wells
Capital Management Code, I certify that I will not:

Execute any prohibited purchases and/or sales, directly or indirectly,  that are outside those permitted by the Code;

Employ any device,  scheme or artifice to defraud  Wells  Fargo,  Wells  Capital
Management, or any company;

Engage in any act,  practice  or  course of  business  which  operates  or would operate as a fraud or deceit upon Wells Fargo,  Wells Capital  Management or any company; or

Make any untrue  statement of a material  fact, or omit to state a material fact necessary in order to make the statements,  in light of the circumstances  under which they are made, not misleading;

Engage in any manipulative  practice with respect to Wells Fargo,  Wells Capital
Management or any company;

Trade on inside information;

Trade ahead of or front-run any transactions for Wells Capital managed accounts;

Trade without obtaining the necessary pre-clearance.

I understand  that it is a violation of the Investment  Advisers Act of 1940 and the  Investment  Company  Act of 1940 to fail to submit a record of my  personal securities transactions within 10 calendar days of quarter-end.

I  understand  that,  as an  employee  of  Wells  Capital  Management,  it is my responsibility  to  submit  a list of all  brokerage  accounts  in  which I have beneficial  ownership  or  interest  and  control  (as  defined  in  the  Code).
Additionally,  I will notify Wells Capital Management Compliance upon opening or closing brokerage accounts quarterly.

Any exceptions, where applicable, are noted as follows:

Signature                                                    Date

NAME (Print)

The  Acknowledgment  and Certification form is due 10 days from date of receipt.
Signed copies must be submitted to Wells Capital Compliance, MAC A0103-101.

VII FREQUENTLY ASKED QUESTIONS (FAQs)

     1.   Who should I submit  pre-clearance  requests  to,  what is the minimum information  required,  and  what  are the  hours  for  submission  of requests?

          Pre-clearance  requests  should be submitted,  via email,  to WELLSCAP
          RISK MGT, in the Global Address list. This ensures that someone in the
          Compliance  Group can process the request at all times.  For  specific questions  or  concerns  regarding  the  Code,  you  may  direct  your
          inquiries   to   Monica   Poon,   our   Chief    Compliance    Officer
          (poonmo@wellscap.com or 415/396-7016)

          At a minimum,  indicate  whether  the request is for a BUY or SELL and include the name and ticker symbol of the security/securities.

          Requests can be  submitted  beginning  7:00 am (Pacific)  and no later than an hour  before  the  close of the  equity  markets.  Pre-cleared requests are only good for the day.

     2.   What is the submission deadline for Quarterly Trade Report?

          Quarterly Trade Reports are due 30 calendar days after the end of each quarter.  If the 30th day falls on a weekend or a holiday,  the report is due the business  day  preceding  the weekend or the  holiday.  The
          30-day deadline is a regulatory  requirement.  Access Persons can also complete and submit the Trade Report to  Compliance  when the trade is executed without waiting for quarter end to ensure timely submission.

     3.   Why are  duplicate  copies of confirms  and  statements  submitted  to
          Compliance? Would the Quarterly Report and pre-clear requests suffice?

          This is a  regulatory  requirement  from a report  issued by the SEC's
          Division of Investment  Management  (IM).  The IM Report,  among other things,  enlisted  the NASD to adopt a rule  requiring  its members to notify a fund or an investment adviser whenever an Access Person opens an account  with an  NASD-member  broker.  Upon request of the fund or adviser, the member broker is required to transmit duplicate copies of the Access Person's trade confirms and account statements.

     4.   Why is a Quarterly  Trade  Report  required if  duplicate  confirms or statements are already received from brokers?

          Wells  Cap as  investment  adviser  is  required  to  obtain  personal securities  transaction  information from and Access Persons. In order to ensure  compliance with the law, our policy requires Access Persons to complete the quarterly  reports in case that Wells Capital have not received  your  brokers'  statement or  confirmations  timely.  Access
          Persons do not need to  complete a quarterly  trade  report if: 1) the
          Access Person provides a website printout of transaction  history from the broker or 2) the Access  Person  confirms  with  Compliance  every quarter  that we have your  broker  statements  within  30 days  after quarter end.

     5.   What is the 60-day rule and is it a regulatory requirement?

          The 60-day rule  prohibits  Access  Persons  from  profiting  from the purchase and sale, and short sale and purchase, of the same securities within 60-days.

          This is not an SEC requirement but a taskforce guideline instituted by
          the  Investment   Company   Institute   (ICI),   the   self-regulating
          organization  for the mutual fund industry.  Similarly,  AIMR also has recommended restrictions along the same lines. Because the mutual fund board  approves  our Code of  Ethics  and  expects  us to  follow  the taskforce guidelines from the ICI/AIMR,  we are closely bound by those restrictions.

     6.   What is the pre-clearance policy on option transactions?

          Purchase   and  Sales  of  option   contracts   are   subject  to  the
          pre-clearance  requirements.   When  approved  options  are  exercised
          automatically  (i.e.  Access  Persons  have no  control  over when the options are exercised), pre-clearance is not required. However, if the
          Access  Persons  chooses to exercise  the  options,  pre-clearance  is required and will be approved on a case-by case basis.  The  objective is to avoid any  appearance  of conflicts of interest,  especially  in instances when the same security is being executed for managed funds.

     7.   What types of trust  accounts does an Access Person need to report and pre-clear?

          All Access Persons must report  securities for the following  types of trust accounts  (Note:  Access Persons must also pre-clear  securities for the account types listed below.):

          A.   A trust  account  for which the Access  Person is a  trustee,  or beneficiary  and has  both  investment  control  and a  pecuniary interest;

          B.   A trust account for which the Access Person is a trustee that has investment  control and at least one  beneficiary of the trust is the trustee's immediate family member (whether they live with the trustee or not);

          C.   A trust  account  for which the Access  Person is a trustee  that receives a performance-related fee from the trust;

          D.   A trust account for which the Access Person is a settlor that has both the power to revoke the trust without the consent of another person and investment control.

          Note: Access Persons do not need to report the following:

          (1)  A trust account for which the Access Person is a trustee that has investment  control but  neither  the  trustee nor the  trustee's immediate  family  member  (whether they live with the trustee or not) has any pecuniary interest;

          (2)  A trust account for which the Access Person is a beneficiary or a settlor  that  does  not  exercise  or share  investment  control
               (including a blind trust).

     8.   If an Access  Person has a  financial  planner or  consultant  who has investment  control over his/her accounts;  does he/she need to report
          such  accounts?   Does  the  Access  Person's   financial  planner  or
          consultant need to pre-clear?

          Yes, because the Access Person can directly or indirectly influence or control the buying or selling of securities in such accounts.  Yes, in
          cases  where  the  financial   planner  or  consultant  is  sending  a
          pre-clearance request on behalf of the Access Person, it is the Access
          Person's responsibility to ensure that:

          A.   The  financial  planner  or  consultant  is fully  aware of Wells
               Capital's pre- clearance policy.

          B.   Pre-clearance  approval is received from Compliance  prior to the financial planner or consultant executing the trade.

          Exceptions  can be made on a  case-by-case  basis and are  subject  to evaluation and approval by the Chief Compliance Officer.

     9.   Why is it  necessary  for Access  Persons to report  Wellscap  managed mutual fund transactions?

          The SEC has adopted a rule that requires  investment advisers to adopt a code of ethics  which  requires  reporting  of  personal  securities transactions  including mutual fund holdings and transactions  managed by the adviser.

Code of Ethics Changes                                                 Date

1.  Section III.1 Pre-clearance                                        4-8-05
    Access Persons must pre-clear personal
    transactions specified in Section III.5
    Pre-clearance requests must include #
    of shares and account number.

2.  Section III.3 Personal Security Transactions                       4-8-05
    - Equity Fund Managers
    Prior approval is require from the Chief Compliance
    Officer for common securities sold in personal accounts

3.  Section III.5 Pre-Clearance and Reporting Requirements             4-8-05
    Addition of security type to pre-clearance and reporting
    table- private funds managed by Wellscap

4.  Section IV.1 Restricted Securities                                 4-8-05
    S&P500 stocks subject to same day blackout during
    execution of client trades